UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

FILED BY THE REGISTRANT   ☐

FILED BY A PARTY OTHER THAN THE REGISTRANT   ☒

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

PROCERA NETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

CANNELL CAPITAL LLC

TRISTAN PARTNERS, L.P.

TRISTAN OFFSHORE FUND, LTD.

J. CARLO CANNELL

CHARLES M. GILLMAN

DILIP SINGH

JOHN M. CLIMACO

MARK D. STOLPER

ROBERT J. SARLLS

JONATHAN P. FOSTER

PAUL W. SHANECK

JEFFREY H. MISTHAL

HOWARD E. MARKS

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On February 25, 2015, Concerned Procera Stockholders issued a press release relating to Procera Networks, Inc. A copy of the press release is filed herewith as Exhibit 1.

Further information concerning potential participants in the potential proxy solicitation described in the press release is filed herewith as Exhibit 2.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY TRISTAN PARTNERS, L.P., TRISTAN OFFSHORE FUND, LTD., CANNELL CAPITAL LLC, J. CARLO CANNELL, CHARLES M. GILLMAN, DILIP SINGH, JOHN M. CLIMACO, MARK D. STOLPER, ROBERT J. SARLLS, JONATHAN P. FOSTER, PAUL W. SHANECK, JEFFREY H. MISTHAL AND HOWARD E. MARKS FROM THE STOCKHOLDERS OF PROCERA NETWORKS, INC. FOR USE AT ITS 2015 ANNUAL MEETING WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF PROCERA NETWORKS, INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.

Exhibit 1

Concerned procera stockholders announces Four of its nominees for election to the Board

NEW YORK, February 25, 2015 (BUSINESS WIRE) - Concerned Procera Stockholders is a group of stockholders collectively owning approximately 1.5% of Procera Networks, Inc. (NASDAQ: PKT) (the “Company”). We believe that stockholder value at the Company can be enhanced by adding new and experienced members to the board of directors (the “Board”) of the Company.

Four of the nominees of Concerned Procera Stockholders are Paul W. Shaneck, Dilip Singh, Mark D. Stolper and Howard E. Marks.

Paul W. Shaneck has more than 25 years of experience in the telecommunications and computer industries. Mr. Shaneck currently serves as the Global Director of Business Development for Symantec Corporation. Prior to his current position at Symantec, for six years he served as director of networks marketing in IBM’s Global Telecommunications division responsible for driving the strategy and product requirements across IBM’s hardware, software and services platforms. Mr. Shaneck was also a co-founder and officer of Leapstone Systems, Inc., a start-up software company providing intelligent multimedia service delivery and content management solutions to the telecommunications industry. Leapstone was acquired by Motorola in 2007.

Dilip Singh has over 40 years of executive management and board experience with global public Fortune 500 telecommunications companies and early stage software companies and network equipment providers. Mr. Singh has created value for the stockholders of public companies including as a board member of Concurrent Computer Corporation (CCUR) and as a board member and turnaround CEO of MRV Communications (MRVC). Mr. Singh also served as President NewNet, a private telecommunications infrastructure software startup, which was acquired by ADC Telecommunications Inc. in 1997.

Mark D. Stolper is an experienced operating executive and board member. He has served as the Executive Vice President and the Chief Financial Officer of Radnet, Inc. since 2004. During his tenure, Radnet’s revenue increased from $137 million to approximately $700 million, raised over $1.6 billion of capital and completed over 50 acquisitions. Mr. Stolper also previously served as a board member of Metropolitan Health Networks. During his tenure as a board member, Metropolitan Health Network’s stock increased 370% and was acquired by Humana, Inc. in December 2012 in a transaction reported to be valued at approximately $850 million.

Howard E. Marks has over 30 years of experience in the technology industry. He is the founder and co-chair of Start Engine, Los Angeles' largest startup accelerator. Mr. Marks was the founder and CEO of Acclaim Games (now owned by The Walt Disney Company), and the co-Founder of Activision, Inc. and Chairman of Activision Studios (1991-1997). In 1991, Mr. Marks and a partner transformed ailing video game giant Activision into a $14 billion market capitalization video game industry leader.

Contact:

InvestorCom, Inc.

John Glenn Grau, (203) 972-9300 ext. 11

Exhibit 2

POTENTIAL PARTICIPANTS

The potential participants in the potential solicitation of proxies (the “Participants”) may include the following: Tristan Partners, L.P., Tristan Offshore Fund, Ltd., Cannell Capital LLC, J. Carlo Cannell, Charles M. Gillman, Dilip Singh, John M. Climaco, Mark D. Stolper, Robert J. Sarlls, Jonathan P. Foster, Paul W. Shaneck, Jeffrey H. Misthal and Howard E. Marks.

Tristan Partners, L.P.; Tristan Offshore Fund, Ltd.; Cannell Capital LLC and Mr. J. Carlo Cannell

Tristan Partners, L.P. (“Tristan Partners”) is a Delaware limited partnership whose principal business is investment management.

Tristan Offshore Fund, Ltd. (“Tristan Offshore” and together with Tristan Partners, the “Funds”) is a Caymans Island exempted company whose principal business is investment management.

Cannell Capital LLC (“Cannell Capital”) is a Wyoming limited liability company primarily engaged in investment management and advisory services, including on behalf of the Funds. J. Carlo Cannell is the managing member of Cannell Capital. As the managing member of Cannell Capital, Mr. Cannell may exercise voting and dispositive power over shares of common stock of Procera Networks, Inc. (the “Company”) held by the Funds.

Mr. J. Carlo Cannell, a U.S. citizen, is the sole managing member of Cannell Capital. The principal business office address of the Funds, Cannell Capital and Mr. Cannell is PO Box 3459, 150 East Hansen Avenue, Jackson, WY 83001-3459.

Mr. J. Carlo Cannell, through his control of the Funds and Cannell Capital, is deemed to beneficially own, in the aggregate, 311,947 shares of common stock, par value $0.001, issued by the Company, representing approximately 1.5% of the Company’s outstanding shares (based upon 20,739,641 shares of outstanding common stock, which is the total number of shares of common stock of the Company outstanding as of November 6, 2014 reported in the Company’s Quarterly Report in Form 10-Q filed with the Securities and Exchange Commission on November 10, 2014), of which 205,554 shares are held directly by Tristan Partners and 106,393 shares are held directly by Tristan Offshore.

The Funds, Cannell Capital and Mr. Cannell may participate in soliciting proxies from the stockholders of the Company.

Mr. Charles M. Gillman

Mr. Charles M. Gillman is the manager of IDWR Office, LLC, an Oklahoma limited liability company whose principal business is managing the capital of family offices.  Mr. Gillman is a U.S. citizen.  The principal business office address of Mr. Gillman and IDWR Office, LLC is 9330 South Lakewood Avenue, Tulsa, OK 74137.

Mr. Gillman holds no interest, directly or indirectly, beneficially or otherwise, in the securities of the Company. Mr. Gillman may participate in soliciting proxies from the stockholders of the Company.

Director Nominees

Each of Dilip Singh, John M. Climaco, Mark D. Stolper, Robert J. Sarlls, Jonathan P. Foster, Paul W. Shaneck, Jeffrey H. Misthal and Howard E. Marks (collectively, the “Nominees”) has agreed to serve on a slate of nominees proposed by Tristan Partners for election of directors at the Company’s 2015 annual meeting of the stockholders. None of the Nominees holds any interest, directly or indirectly, beneficially or otherwise, in the securities of the Company. Each of the Nominees is a U.S. citizen.

The principal address of Mr. Singh is 333 NE 21st Avenue, Suite 1110, Deerfield Beach, FL 33441. The principal address of Mr. Climaco is PO Box 326 Park City, UT 84060. The principal address of Mr. Stolper is c/o RadNet, Inc., 1510 Cotner Ave., Los Angeles, CA 90025. The principal address of Mr. Sarlls is 1359 Ashland Avenue, Wilmette, IL 60091. The principal address of Mr. Foster is 109 Red Berry Lane Easley, SC 29642. Mr. Foster may participate in soliciting proxies from the stockholders of the Company. The principal address of Mr. Shaneck is PO Box 367, Quakertown, NJ 08868-0367. The principal address of Mr. Misthal is PO Box 641211, Los Angeles, CA 90064. The principal address of Mr. Marks is 604 Arizona Avenue, Santa Monica, CA 90401.

Each of the Nominees may participate in soliciting proxies from the stockholders of the Company.

Neither the fact of this filing nor anything contained herein shall be deemed to be an admission by any of such parties that it is the beneficial owner of any shares of common stock beneficially owned by any of the other parties, except as otherwise disclosed herein.